Exhibit 99.2

vroom Third Quarter 2023 Earnings November 7th, 2023

disclaimer Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the expected timeline, our execution of and the expected benefits from our long-term road map and cost-saving initiatives, including our ability to improve our transaction processes and customer service experience, increase and optimize our internal sales force, sell through aged vehicles, improve variable cost per unit, such as logistics costs and marketing costs, and reduce fixed costs, our expectations regarding our business strategy and plans, including our ongoing ability to integrate and develop United Auto Credit Corporation into a captive finance operation, and our intention to return to growth, for future results of operations and financial position, including our ability to improve our unit economics and our outlook for the full year 2023, including with respect to adjusted EBITDA and our liquidity. These statements are based on management's current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward- looking statements in this presentation, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, each of which are available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this presentation. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Industry and Market Information To the extent this presentation includes information concerning the industry and the markets in which the Company operates, including general observations, expectations, market position, market opportunity and market size, such information is based on management's knowledge and experience in the markets in which we operate, including publicly available information from independent industry analysts and publications, as well as the Company's own estimates. Our estimates are based on third-party sources, as well as internal research, which the Company believes to be reasonable, but which are inherently uncertain and imprecise. Accordingly, you are cautioned not to place undue reliance on such market and industry information. Financial Presentation and Use of Non-GAAP Financial Measures Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding. This presentation contains certain supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP"). These non-GAAP measures are in addition to, and not a substitute or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures in the Appendix to this presentation.

we are focused on our objectives and strategic initiatives during 2022 we improved the customer experience, improved our processes, and reduced our debt. during 2023 we intend to resume growth, sell through aged inventory, improve variable costs per unit, continue to reduce fixed costs and convert balance sheet items into cash while living within our means 3 key objectives 4 focused strategic initiatives Build a well-oiled transaction machine 1 Prioritize unit economics and growth Build a well-oiled metal machine 2 Improve Costs per unit Build a regional operating model 3 Maximize liquidity Build a captive finance offering 4 strategic initiatives expected to build a profitable business model 3 V third quarter 2023 highlights

- ($64.5)M of Adjusted EBITDA[(1)], an $8.2M / 15% sequential decline
  - ~$13.3M sequential headwind for realized losses and mark-to-market on UACC portfolio
    - Higher delinquency and default rates on originations prior to tightening of underwriting criteria earlier this year
- 11% Ecommerce unit growth sequentially
- $3,144 Ecommerce Gross Profit Per Unit (GPPU), a $190 sequential improvement, driven by GPPU on unaged units (<181 days)
- ~$3.1M reduction in Adjusted SG&A[(2)] on higher unit volumes
- Updating our guidance to reflect outlook on FY-23 adjusted EBITDA performance and year-end cash and cash equivalents, driven by higher realized losses and Q3 mark-to-market on portfolio at UACC

q3 2023 performance highlights

	second quarter 2023	third quarter 2023
total revenue	$225.2 million	$235.6 million
ecommerce units	4,127	4,561
ecommerce gppu	$2,954	$3,144
adjusted ebitda [(1)]	($56.3) million	($64.5) million
adjusted ebitda ex. non-recurring costs [(1)]	($56.2) million	($64.5) million
adjusted ebitda ex. securitization gain & non-recurring costs [(1)]	($56.2) million	($64.5) million
net loss[(3)]	($66.3) million	($82.9) million

fy 2023 guidance

	previous guidance	updated guidance
adjusted ebitda[(1)(4)]	($200) - ($225) million	($225) - ($245) million
year-end cash and cash equivalents[(5)]	$137 - $187 million	$137 - $162 million

(1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) Adjusted SG&A is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude realignment costs, acquisition related costs, acceleration of non-cash stock based compensation, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses and other costs (3) Second quarter 2023 net loss includes a $11M gain on debt extinguishment. (4) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. These estimates are forward-looking statements that reflect the Company's expectations as of November 7, 2023 and are subject to substantial uncertainty. See "Forward-Looking Statements" on Slide 2 (5) Represents unrestricted cash and cash equivalents, excludes restricted cash, floorplan availability and warehouse availability.

4

execution of long-term roadmap on track, headwinds at uacc due to portfolio performance third quarter operational highlights

operational progress on our 4 strategic initiatives

financial lever	initiative	q2 2023 to q3 2023
Product GPPU	Originate and securitize Vroom loans through UACC	$3,144 Ecommerce GPPU, a $190 improvement • 34% of Q3 units sold were aged (>180 days), negatively impacting GPPU • We expect aged units (>180 days) to be <20% of sales in Q4 • We expect continued sequential improvement in GPPU in Q4
Vehicle GPPU	Optimize pricing through predictive data and regionalization	
	Optimize assortment	
GPPU & SG&A - Logistics[1]	Synchronize end-to-end supply chain to increase velocity and optimize flow	• ~7% sequential improvement in all-in logistics cost per unit [2]
Balance Sheet - Inventory		• ~$48M reduction of cash in inventory due to selling through aged units and flooring a higher percentage of inventory
SG&A - Sales[1]	Optimize sales channels by selective insourcing and digitization	• ~1% sequential increase in selling cost per unit, completed fully insourcing of selling function in Q3 • ~15% sequential improvement in titling, registration and support cost per unit[3]
SG&A – Titling, Registration & Support[1]	Streamline and digitize title and registration process	
SG&A - Marketing[1]	Improve marketing effectiveness	• ~13% sequential improvement in marketing cost per unit • $2M sequential reduction in marketing spend
SG&A - Fixed[1][4]	Grow fixed cost slower than revenue	• ~15% sequential improvement in fixed cost per unit driven primarily by slightly lower spend and leverage on unit growth

(1) Constitutes a component of Adjusted SG&A which is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. (2) All-in logistics costs include compensation and benefits related to operating our proprietary logistics network in addition to fuel, tolls, and maintenance expenses related to operating our proprietary logistics network and third-party transportation fees. (3) Titling, registration, & support costs include compensation & benefits related to these functions as well as third-party support costs and associated processing fees. Excludes non-recurring costs. (4) Fixed cost reflect costs across compensation & benefits, occupancy, other SG&A, and professional fee expenses. Fixed costs exclude non-recurring costs, realignment costs, and SG&A related to UACC operations.

5

4 strategic initiatives intended to build a profitable business model quarterly progression operational improvements driving performance ($ in millions) adjusted ebitda ex. securitization gain and non-recurring costs (1) ■ Adjusted EBITDA ex. non-recurring costs Securitization Gain $3,629 ecommerce gppu $4,206 $(56) $1,763 $(64) $(65) $(71) $(74) $1,233 $(79) ~$13.3 million sequential headwind at UACC $3,144 $2,954 $2,552 $(142) q12022 q22022 q32022 q42022 q12023 q22023 q32023 gppu % of units >180 days q12022 $1,763 q22022 q32022 $3,629 $4,206 q42022 q12023 q22023 $1,233 $2,552 $2,954 q32023 $3,144 4% 11% 49% 75% 77% 80% 34% (1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. we remain focused on our long-term roadmap to deliver profitable growth 6 V vroom Third Quarter 2023 Financial Update

3rd quarter 2023 financial summary

continued progress on long term roadmap, headwinds on uacc losses

q3 2023 performance highlights

	second quarter 2023	third quarter 2023
total revenue	$225.2 million	$235.6 million
ecommerce units	4,127	4,561
ecommerce gppu	$2,954	$3,144
adjusted ebitda (1)	($56.3) million	($64.5) million
adjusted ebitda ex. non-recurring costs (1)	($56.2) million	($64.5) million
adjusted ebitda ex. securitization gain & non-recurring costs (1)	($56.2) million	($64.5) million
net loss(2)	($66.3) million	($82.9) million
cash and cash equivalents(3)	$237.9 million	$208.6 million

q3 2023 performance vs q2 2023

5% increase in total revenue, 11% increase in ecommerce units sold

- Ecommerce unit growth rate doubled sequentially
- Ongoing focus on operational improvement over sales volume

$3,144 ecommerce gppu, up 6%

- ~$5M / $1,060 per unit negative impact of selling through aged (>180 days) units

$8.2m sequential decline in adjusted ebitda (1)

- Driven by higher losses and mark-to-market at UACC
- Partially offset by higher units, gppu and lower adjusted SG&A cash and liquidity(4)

- ~$48M sequential cash in inventory improvement due to selling through aged units and replacing with unaged inventory, partially offset by higher restricted cash due to inventory increase to facilitate growth

(1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) Second quarter 2023 net income includes a $11M gain on debt extinguishment. (3) Represents unrestricted cash and cash equivalents. Excludes restricted cash, warehouse and floorplan availability (4) Represents cash and cash equivalents, floorplan availability and warehouse availability.

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unit growth and gppu improvement on lower sg&a spending

3rd quarter performance drivers

3rd quarter adjusted ebitda[(1)]


($ in millions)
$(56)
$1
$1
$3
$5 million
($13)
$(65)
2Q 2023 (1)
Ecommerce Volume
Ecommerce GPPU Expansion
Adjusted SG&A (2)
UACC Mark to Market & Net Losses
3Q 2023 (1)

- ***$2m increase in ecommerce gross profit***
  - 11% sequential unit growth and 6% GPPU expansion
- ***$3m sequential decrease in adjusted sg&a[(2)]***
  - Cost per unit improvements in logistics, selling, titling, registration and support and lower fixed cost
- ***$13m sequential increase in uacc net losses and mark to market***
  - Increased delinquency rates and charge offs on portfolio
  - Lower mark to market on 2023-1 residual due to higher losses
  - Unfavorable market conditions in subprime lending space

3rd quarter cash and cash equivalents[(3)] and available liquidity[(4)]


$238
($65)
($7)
$48
($14)
$8
$209
$73
$282
6/30/23 Cash and Cash Equivalents (3)
3Q Adjusted EBITDA(1)
Interest Expense (net)
Cash in Inventory
Restricted Cash
Non-Cash Items & Other
9/30/23 Cash and Cash Equivalents (3)
UACC Liquidity (4)
9/30/23 Available Liquidity(5)

- ***balance sheet items***
  - $48m recovery of cash trapped on balance sheet due to aged inventory as we sold through curtailed units, replacing with fresh inventory that can be pledged to our vehicle floorplan
  - $14m increase in restricted cash primarily driven by increased inventory pledged to floorplan
- ***uacc liquidity***
  - Higher delinquencies and non-performing collateral resulting in slightly higher usage of available liquidity to originate finance receivables in Q3

(1) Adjusted EBITDA is a non-GAAP measure. For a definition and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) Adjusted SG&A is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude realignment costs, acquisition related costs, acceleration of non-cash stock based compensation, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses and other costs (3) Represents unrestricted cash and cash equivalents. Excludes restricted cash and floorplan availability. (4) Represents warehouse availability as of 9/30/2023 (5) Represents unrestricted cash and cash equivalents and warehouse availability as of 9/30/2023

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continued progress on long-term roadmap, recovering cash trapped on balance sheet fy2023 cash and cash equivalents and liquidity outlook

cash and liquidity drivers

- Expect to reduce operating loss in the fourth quarter by growing units, increasing GPPU and improving unit economics
- 12/31/23 mid-point potential liquidity excludes any additional potential debt repurchases
- Cash and Cash Equivalents guidance of $137M - $162M



$399
($186)
($15)
($13)
$15
$7
$209
($50)
($7)
$2
$150
$60
$20
$230
12/31/22 Cash and Cash Equivalents (1)
2023-YTD Adjusted EBITDA (2)
2023-YTD Interest Expense
2023-YTD Convert Repurchases
Cash in Inventory
Cash Initiatives
9/30/23 Cash and Cash Equivalents (1)
2023-Q4 Mid-Point Adjusted EBITDA (2)(3)
2023-Q4 Interest Expense
Other
12/31/23 Mid-Point Cash and Cash Equivalents (1)
12/31/23 UACC Liquidity(4)
Potential Residual Sale
12/31/23 Mid-Point Potential Liquidity (5)

(1) Represents unrestricted cash and cash equivalents. Excludes restricted cash, warehouse and floorplan availability. (2) Adjusted EBITDA, Adjusted EBITDA is a non-GAAP measure. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix (3) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. These estimates are forward-looking statements that reflect the Company's expectations as of November 7, 2023 and are subject to substantial uncertainty. See "Forward-Looking Statements" on Slide 2 (4) Represents forecast warehouse availability as of 12/31/23 (5) Represents forecast unrestricted cash and cash equivalents and warehouse availability as of 12/31/2023

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continued focus on cash and maximizing liquidity

significant accomplishments since inception of long-term roadmap – now we intend to raise capital to scale the business

financial lever	initiative	q2-22 - q3-23 - 15 months
Product GPPU	Originate and securitize Vroom loans through UACC	• ~40+% of Vroom loans originated through UACC in Q3-2023 • ~$1,200 improvement in ecommerce product GPPU, driven by growth in UACC originations of Vroom loans • 18-month investment in pricing analytics • In 2023 YTD, unaged units (0-180 days) generated >$4,200 GPPU • In 2023 YTD, sold through majority of aged units from legacy titling and registration issues
Vehicle GPPU	Optimize pricing through predictive data and regionalization	(see above)
Vehicle GPPU	Optimize assortment	(see above)
GPPU & SG&A - Logistics[1]	Synchronize end-to-end supply chain to increase velocity and optimize flow	• ~18% improvement in all-in logistics cost per unit[2]; ~$40M reduction annualized • Increased utilization of Vroom fleet for vehicle pickups and deliveries, with a path to be at 90% by end of year
Balance Sheet - Inventory	Synchronize end-to-end supply chain to increase velocity and optimize flow	• ~$85M reduction of cash in inventory • ~24% improvement in inventory turns; ~$295M reduction in inventory balance • ~$292.5M reduction in the face value of our long-term debt
SG&A - Sales[1]	Optimize sales channels by selective insourcing and digitization	• Completed in-sourcing of selling function in 2023 • 80 point improvement in net promoter score for customer sales
SG&A – Titling, Registration & Support[1]	Streamline and digitize title and registration process	• Significant progress on best-in-class title and registration operations via automation and digitization • During 2022, we introduced our Digital Title Vault and focused on significantly improving titling and registration • ~46% improvement in titling, registration and support cost per unit[3]; ~$78M reduction annualized • 99.7% of customers received their registration before the expiration of their initial temporary tag in September 2023 • Recently announced partnership with West Virginia DMV on innovative digital title registration program, streamlining the process and reducing lead times
SG&A - Marketing[1]	Improve marketing effectiveness	• ~$22M annualized reduction in marketing spend; optimizing mix of unit growth, pricing and marketing spend
SG&A - Fixed[1][4]	Grow fixed cost slower than revenue	• ~$59M annualized reduction in fixed cost run-rate

(1) Constitutes a component of Adjusted SG&A which is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. (2) All-in logistics costs include compensation and benefits related to operating our proprietary logistics network in addition to fuel, tolls, and maintenance expenses related to operating our proprietary logistics network and third-party transportation fees. (3) Titling, registration, & support costs include compensation & benefits related to these functions as well as third-party support costs and associated processing fees. Excludes non-recurring costs. (4) Fixed cost reflect costs across compensation & benefits, occupancy, other SG&A, and professional fee expenses. Fixed costs exclude non-recurring costs, realignment costs, and SG&A related to UACC operations.

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~$235m annualized run-rate adjusted sg&a reduction from q2-2022; ~$440m from q1-2022

Vroom Appendix

reconciliation of non-gaap financial measures

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues, Adjusted EBITDA excluding securitization gain and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense. We calculate Adjusted EBITDA as EBITDA adjusted to exclude severance costs, gain on debt extinguishment, severe weather-related costs, goodwill impairment charge, realignment costs, acquisition related costs, and other costs which relate to the impairment of long-lived assets. Changes in fair value of financial instruments can fluctuate significantly from period to period and previously related primarily to historical loans and debt which have been securitized, and acquired on February 1, 2022 from UACC. Our ongoing business model is to originate or purchase finance receivables with the intent to sell which we recognize at the lower of cost or fair value. As a result of current market conditions, the financial instruments related to the 2022-2 and 2023-1 securitization transactions are recognized on balance-sheet and accounted for under the fair value option. As a result, the majority of our finance receivables are now carried at fair value and a significant portion of the risk of loss associated with these finance receivables have been retained by UACC. We therefore have determined we will no longer make any adjustments for such fluctuations in fair value to our Adjusted EBITDA results. We have recast the prior period presented to conform to current period presentation. We may account for future securitizations as on balance sheet transactions depending on the market conditions. We calculate Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the non-recurring costs incurred to address operational and customer experience issues, including rental cars for our customers and legal settlements with customers and state DMVs While we expect to continue to incur these costs over the next few quarterly periods, we expect such costs to continue to decline due to the improvements across our operations. We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables, and believe that it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results. We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables and the non-recurring costs incurred to address operational and customer experience issues. The following table presents a reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,
	2023	2023	2023	2022	2022	2022	2022
		(in thousands)					
Net loss	$ (82,857)	$ (66,318)	$ (75,044)	$ 24,765	$ (51,127)	$ (115,089)	$ (310,459)
Adjusted to exclude the following:							
Interest expense	12,058	8,938	9,919	12,076	9,704	9,533	9,380
Interest income	(5,506)	(4,921)	(5,942)	(6,372)	(5,104)	(3,935)	(3,952)
Provision for income taxes	260	385	273	2,405	899	256	(23,240)
Depreciation and amortization	11,248	10,536	10,637	10,702	9,995	10,115	7,895
EBITDA	$ (64,797)	$ (51,380)	$ (60,157)	$ 43,576	$ (35,633)	$ (99,120)	$ (320,376)
Severance costs	$ 274	$ 2,277	$ 4,104	$ —	$ —	$ —	$ —
Gain on debt extinguishment	—	(10,931)	(8,709)	(126,767)	(37,917)	—	—
Goodwill impairment charge	—	—	—	—	—	—	201,703
Realignment costs	—	—	—	2,253	3,243	9,529	—
Acceleration of non-cash stock-based compensation	—	—	—	2,439	—	—	—
Hail storm costs	—	2,353	—	—	—	—	—
Acquisition related costs	—	—	—	—	—	—	5,653
Other	—	1,352	—	3,679	—	2,127	—
Adjusted EBITDA	$ (64,523)	$ (56,329)	$ (64,762)	$ (74,820)	$ (70,307)	$ (87,464)	$ (113,020)
Non-recurring costs to address operational and customer experience issues	$ 32	$ 126	$ 659	$ 374	$ 15,785	$ 8,274	$ 1,000
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$ (64,491)	$ (56,203)	$ (64,103)	$ (74,446)	$ (54,522)	$ (79,190)	$ (112,020)
Securitization gain	$ -	$ -	$ -	-	$ (15,972)	$ -	$ (29,617)
Adjusted EBITDA excluding securitization gain	$ (64,523)	$ (56,329)	$ (64,762)	$ (74,820)	$ (86,279)	$ (87,464)	$ (142,637)
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$ (64,491)	$ (56,203)	$ (64,103)	$ (74,446)	$ (70,494)	$ (79,190)	$ (141,637)

13

reconciliation of non-gaap financial measures (continued)

Adjusted SG&A

We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude severance costs, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses, realignment costs, acceleration of non-cash stock-based compensation, acquisition related costs, and other costs, which relate to the impairment of long-lived assets. The following table presents a reconciliation of adjusted selling, general & administrative expenses to selling, general & administrative expenses, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
	(in thousands)						
Total selling, general & administrative expenses	$ 79,586	$ 86,955	$ 96,537	$ 90,760	$ 134,643	$ 152,990	$ 187,994
Adjusted to exclude the following:							
Acquisition related costs	—	—	—	—	—	—	5,653
Severance costs	274	2,277	4,104	—	—	—	—
Non-recurring costs to address operational and customer experience issues	32	126	659	1,867	15,785	8,274	1,000
UACC selling, general & administrative expenses	18,186	20,351	25,327	19,108	18,012	16,646	10,557
Realignment costs	—	—	—	187	2,226	6,122	—
Acceleration of non-cash stock-based compensation	—	—	—	2,439	—	—	—
Other	—	—	—	—	—	2,127	—
Adjusted selling, general & administrative expenses	$ 61,094	$ 64,201	$ 66,447	$ 67,159	$ 98,620	$ 119,821	$ 170,784

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thank you 15 V